Exhibit 99.2

Bar Harbor Bankshares Expands Into New Hampshire and Vermont with Lake Sunapee Bank Group Merger

BAR HARBOR, ME AND NEWPORT, NH – May 5, 2016 – Bar Harbor Bankshares (NYSE MKT: BHB) (or “Bar Harbor”) and Lake Sunapee Bank Group (NASDAQ: LSBG) (or “Lake Sunapee”) today announced that they have signed a definitive merger agreement pursuant to which Bar Harbor will acquire Lake Sunapee in an all-stock transaction valued at approximately $143 million, or approximately $17.00 per share. The market expanding merger is expected to create efficiencies and strategic growth opportunities for both businesses through the leveraging of each other’s platforms and capabilities, and will create the only community bank headquartered in New England with a market footprint in all three Northern New England states of Maine, New Hampshire and Vermont. It is expected that existing Lake Sunapee Bank branches will continue to operate under the Lake Sunapee brand after the merger is completed.

Under the terms of the merger agreement, each outstanding share of Lake Sunapee common stock will be exchanged for 0.4970 shares of Bar Harbor common stock. Upon closing, Bar Harbor shareholders will own approximately 59% of the combined company’s stock, while Lake Sunapee shareholders will own approximately 41%. The merger is expected to be accretive to both Bar Harbor’s and Lake Sunapee’s earnings per share in 2017, excluding the impact of potential revenue enhancement opportunities and one-time transaction costs. Additionally, it is anticipated that the combined company’s capital ratios will remain well in excess of regulatory minimums and that the combined company will not require additional capital to continue its growth strategy. At closing, the combined institution is expected to have approximately $3.3 billion in assets, $2.4 billion in net loans, $2.2 billion in deposits and over $2.0 billion in assets under management. Bar Harbor will have a pro forma market cap of approximately $350 million and 50 branches serving customers and communities across three states.

Founded in 1868 as Newport Savings Bank, Lake Sunapee operates 35 branches in New Hampshire and Vermont and reported $1.2 billion in net loans and $1.1 billion in deposits as of March 31, 2016. Lake Sunapee’s core operating segments are banking and wealth management. Its wealth management subsidiary, Charter Trust Company, manages over $1.6 billion in assets. Following completion of the merger, William J. McIver, current Chief Operating Officer of Lake Sunapee, will continue with the combined company as Executive Vice President – Regional President, New Hampshire and Vermont Markets.

“We are excited to welcome Lake Sunapee customers, employees, and their 35 franchise locations to the Bar Harbor family. This combination represents the joining of two high performing community banks that have demonstrated a track record of strong financial success, exceptional customer service, and commitment to the communities we serve,” said Curtis Simard, President and Chief Executive Officer of Bar Harbor. “We believe together, with our increased scale, expanded geographic footprint and investments in technology, we are well positioned to serve the marketplace and continue to be the bank of choice. Lake Sunapee’s history of strong asset quality and profitability demonstrates to us a culture similar to our own and positions us for further success.”

Stephen Theroux, Lake Sunapee’s President and Chief Executive Officer expanded, “This merger creates value for the shareholders, customers and employees of both companies, while continuing to provide important contributions to the communities in which we operate. The compatible cultures of our two organizations make this partnership a natural fit. We look forward to working with Bar Harbor and building additional value for our combined shareholders and communities.”

Mr. Simard further commented, “The expansion into New Hampshire and Vermont provides Bar Harbor with similar but complementary markets with favorable demographics, increased access to attractive core deposits, and significant revenue and cross selling opportunities beyond the financial metrics of this transaction.”

The transaction is intended to qualify as a reorganization for federal income tax purposes, and as a result, the shares of Lake Sunapee common stock exchanged for shares of Bar Harbor common stock are expected to be transferred on a tax-free basis. The definitive agreement has been approved by the unanimous votes of the Boards of Directors of both companies. Consummation of the agreement is subject to the approval of both Bar Harbor’s and Lake Sunapee’s shareholders, as well as state and federal regulatory agencies. The merger is targeted to be completed in the fourth quarter of 2016 or first quarter of 2017. Four Lake Sunapee directors, including Stephen Theroux, will be appointed to Bar Harbor’s board of directors, bringing the total number of directors to 15 at closing.

Sandler O’Neill & Partners, L.P. served as the financial advisor to Bar Harbor, and Griffin Financial Group LLC served as the financial advisor to Lake Sunapee. K&L Gates LLP served as outside counsel to Bar Harbor, while Hogan Lovells US LLP served as outside counsel to Lake Sunapee.

INVESTOR PRESENTATION

An Investor Presentation will be posted on Bar Harbor’s website (www.bhbt.com/shareholder-relations) and Lake Sunapee’s website (www.lakesunapeebankgroup.com) containing additional information regarding this merger.

BACKGROUND

Bar Harbor Bankshares (NYSE MKT: BHB) is the parent of Bar Harbor Bank & Trust. Founded in 1887, Bar Harbor Bank & Trust is a true community bank serving the financial needs of its clients for over 125 years. With more than $1.5 billion in total assets and $960 million total deposits as of March 31, 2016, Bar Harbor provides a full range of financial services through its 15 branch locations from Lubec to Topsham, Maine. Bar Harbor offers easy-to-understand deposit and loan products for families, businesses, and non-profit organizations. For more information, visit www.bhbt.com.

Lake Sunapee Bank Group (NASDAQ: LSBG) is the holding company of Lake Sunapee Bank, FSB and Charter Trust Company. Since 1868, Lake Sunapee Bank has remained committed to serving its customers by offering sound financial products and services to help stimulate personal and regional growth. With 35 offices located throughout west-central New Hampshire and central Vermont, its philosophy of initiative, perseverance, and one-on-one personal relationships has built a tradition of trust with its clients. For more information, visit www.lakesunbank.com.

FORWARD LOOKING STATEMENTS

This document contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 about the proposed merger of Bar Harbor and Lake Sunapee. These statements include statements regarding the anticipated closing date of the transaction and anticipated future results. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. They often include words like “believe,” “expect,” “anticipate,” “estimate,” and “intend” or future or conditional verbs such as “will,” “would,” “should,” “could” or “may.” Certain factors that could cause actual results to differ materially from expected results include delays in completing the merger, including as a result of delays in obtaining regulatory or shareholder approval, difficulties in achieving cost savings from the merger or in achieving such cost savings within the expected time frame, difficulties in integrating Bar Harbor and Lake Sunapee, increased competitive pressures, changes in the interest rate environment, changes in general economic conditions, legislative and regulatory changes that adversely affect the business in which Bar Harbor and Lake Sunapee are engaged, changes in the securities markets and other risks and uncertainties disclosed from time to time in documents that Bar Harbor and Lake Sunapee file with the Securities and Exchange Commission.

ADDITIONAL INFORMATION AND WHERE TO FIND IT

In connection with the proposed merger, Bar Harbor will file with the Securities and Exchange Commission (“SEC”) a Registration Statement on Form S-4 that will include a Joint Proxy Statement of Bar Harbor and Lake Sunapee and a Prospectus of Bar Harbor, as well as other relevant documents concerning the proposed merger. Investors and stockholders are urged to read the Registration Statement and the Joint Proxy Statement/Prospectus regarding the proposed merger when it becomes available and any other relevant documents filed with the SEC, as well as any amendments or supplements to those documents, because they will contain important information. A free copy of the Registration Statement and Joint Proxy Statement/Prospectus, as well as other filings containing information about Bar Harbor and Lake Sunapee, when they become available, may be obtained free of charge at the SEC’s Internet site (www.sec.gov). Copies of the Registration Statement and Joint Proxy Statement/Prospectus (when they become available) and the filings that will be incorporated by reference therein may also be obtained, free of charge, from Bar Harbor’s website at www.bhbt.com/shareholder-relations or by contacting Bar Harbor Investor Relations at 888-853-7100 or from Lake Sunapee’s website at www.lakesunapeebankgroup.com or by contacting Lake Sunapee Investor Relations at 603-863-0886.

PARTICIPANTS IN SOLICITATION

Bar Harbor and Lake Sunapee and certain of their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of Bar Harbor and Lake Sunapee in connection with the proposed merger. Information about the directors and executive officers of Bar Harbor is set forth in the proxy statement for Bar Harbor’s 2016 annual meeting of stockholders, as filed with the SEC on a Schedule 14A on March 23, 2016. Information about the directors and executive officers of Lake Sunapee is set forth in the proxy statement for Lake Sunapee’s 2016 annual meeting of stockholders, as filed with the SEC on a Schedule 14A on March 28, 2016. Additional information regarding the interests of those participants and other persons who may be deemed participants in the transaction and a description of their direct and indirect interests, by security holdings or otherwise, may be obtained by reading the Joint Proxy Statement/Prospectus and other relevant documents regarding the proposed merger to be filed with the SEC (when they become available). Free copies of these documents may be obtained as described in the preceding paragraph.

CONTACTS

Bar Harbor Bankshares: Curtis C. Simard, President & CEO

Telephone: 888-853-7100

Lake Sunapee Bank Group: Stephen R. Theroux, President & CEO

Telephone: 603-863-0886

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